UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2013

Materion Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 6, 2013, the Board of Directors (the "Board") of Materion Corporation (the "Company") increased the number of members of the Board from ten to eleven. On that date, the Board appointed Robert B. Toth as a new director to fill the vacancy created by the increase in the size of the Board. The Board appointed Mr. Toth to fill the vacancy in the class of directors whose term expires in 2013. Mr. Toth will serve on the Governance and Organization Committee and the Compensation Committee of the Board.

Mr. Toth is eligible to participate in the Company’s 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 4, 2011) (the "Plan"). Under the Plan, Mr. Toth will be eligible to receive stock options, stock appreciation rights, restricted stock, restricted stock units, other stock awards and deferred stock units. Additionally, as a non-employee director, Mr. Toth will also participate in the other compensatory arrangements applicable for fiscal year 2013 previously disclosed in the Company’s Proxy Statement for its 2012 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 30, 2012. Mr. Toth will enter into an indemnification agreement with the Company substantially in the form of the Form of Indemnification Agreement filed as Exhibit 10b to the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

Mr. Toth currently serves as the Chairman, President and Chief Executive Officer of Polypore International, Inc., a developer, manufacturer and marketer of highly specialized polymer-based membranes used in separation and filtration processes. Mr. Toth became president and CEO of Polypore International, and a member of the Board of Directors in 2005, after having served in the same role for four years at CP Kelco ApS, a leading global manufacturer of hydrocolloids. He was named Chairman of the Board of Polypore International in 2011. Prior to joining CP Kelco, Mr. Toth progressed through a number of sales, marketing and executive management positions over a 19-year career at Monstanto and its chemical company spinoff, Solutia Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

February 6, 2013	By:	/s/ Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer & Secretary